Van Kampen Trust for Insured Municipals
                          Item 77(O) 10F-3 Transactions
                         May 1, 2005 - October 31, 2005



Securi  Purch   Size   Offeri  Total   Amount    % of    % of
  ty     ase/    of      ng    Amount    of     Offeri  Funds   Broker  Purcha
Purcha  Trade  Offeri  Price     of    Shares     ng    Total     s       sed
  sed    Date    ng      of   Offerin  Purcha   Purcha  Assets           From
                       Shares    g       sed      sed
                                         By       By
                                        Fund     Fund
 City   8/4/0    -     $105.0 $339,27  3,000,    0.88%  1.19%    Loop    Loop
  of      5              0    5,000.0    000                    Capita  Capita
Chicag                           0                                l        l
   o                                                            Market  Market
Genera                                                            s,    s, LLC
   l                                                             LLC,
Obliga                                                          George
 tion                                                             K.
 Bonds                                                          Baum &
                                                                Compan
                                                                  y,
                                                                Mesiro
                                                                  w
                                                                Financ
                                                                 ial,
                                                                Inc.,
                                                                 Legg
                                                                Mason
                                                                 Wood
                                                                Walker
                                                                  ,
                                                                Incorp
                                                                orated
                                                                  ,
                                                                Morgan
                                                                Stanle
                                                                 y &
                                                                 Co.
                                                                Incorp
                                                                orated
                                                                  ,
                                                                Popula
                                                                  r
                                                                Securi
                                                                ties,
                                                                 Inc.